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                                                                      EXHIBIT 11

                                  NOVELL, INC.

             STATEMENT REGARDING COMPUTATION OF PER-SHARE EARNINGS


   The computation of common and common share equivalents is as follows (in thousands):



                                                                       Fiscal Year Ended
                                                                       -----------------

                                                  October 31, 1992     October 30, 1993      October 29, 1994
                                                  ----------------     ----------------      ----------------
   Weighted average number
    of common shares outstanding*                          348,245              358,490               361,648

   Number of common share equivalents
     resulting from stock options,
     computed using the treasury stock
     method*                                                11,239                9,410                 6,684
                                                           -------              -------               -------

   Number of common and common
     share equivalents used in
     computation*                                          359,484              367,900               368,332
                                                           =======              =======               =======



   *All share amounts reflect the August 26, 1992 two-for-one stock split and the June 1994 merger with WordPerfect Corporation.